Houston Office | 395 Sawdust Road, Suite 2137 | The Woodlands, TX  77380 | Phone:  281.702.2137 | Fax:  866.862.1719

December 26, 2012

YCG Funds
11701 Bee Cave Road, Suite 217
Austin, TX  78738

Ladies and Gentlemen:

As counsle to YCG Funds (the “Trust”), a business trust organized under the laws of the State of Delaware, we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the "Shares") representing proportionate interests in the following series of the Trust:

YCG Enhanced Fund  ( the "Fund")

The Shares of the Fund are a separate series of the Trust consisting of one class of shares, all as more fully described in the applicable Prospectus and Statement of Additional Information of the Fund, as contained in the Trust's initial Registration Statement on Form N-1A (“N-1A”), filed on September 19, 2012, its Pre-Effective Amendment No. 1 (“PREA#1”) to its Regiatration Statement, filed on November 15, 2012, and its Pre-Effective Amendment # 2 (“PREA#2”) to its Registration Statement, filed on December 27, 2012.

I have examined forms of the Trust's Certificate of Trust, Declaration of Trust, By-Laws, the Prospectuses and Statements of Additional Information and such other documents, records and certificates, including the full contents of N-1A, PREA#1, and PREA#2, as deemed necessary for the purposes of this opinion.  All documents reviewed by me that were provided as copies, and not in original form, have been presumed by me to be genuine, and I did not conduct any independent inquiry to determine the authenticity of any such document.

Based on the foregoing, I am of the opinion that the Shares of the Fund, when issued, delivered and paid for in accordance with the terms of the then current Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Trust.  Further, I give my permission to include this opinion as an exhibit to the Trust’s PREA#2.

Very Truly Yours,

KAPLAN, VOEKLER, CUNNINGHAM & FRANK, PLC

/s/  David D. Jones, Esq.
By:  David D. Jones, Esq.
Attorney & Counselor at Law